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                                                                   EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chromatics Color Sciences International, Inc.
New York, New York

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated March 15, 1999, except for Note 6, which is dated April 15, 1999, relating to the financial statements of Chromatics Color Sciences International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                         /s/ BDO Seidman, LLP

                                             BDO Seidman, LLP
New York, New York
July 23, 1999